QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Tyco Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674	NEWS

FOR IMMEDIATE RELEASE

Contacts:	News Media David Polk 609-720-4387 dpolk@tyco.com	Investors Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO UPDATES ITS ACTIONS TO STRENGTHEN BALANCE SHEET AND
ELECTRONICS ORDER ACTIVITY

        PEMBROKE, Bermuda—Sept. 7, 2004—Tyco International Ltd. (NYSE: TYC; BSX: TYC) has repurchased $350 million of its 2.75 percent convertible bonds due in 2018 with $511 million of cash. The repurchase will result in a charge to earnings of approximately $167 million in the fourth quarter of fiscal 2004. As a result of this action, debt has been reduced by $350 million and Tyco's underlying common shares will be reduced by 15 million.

        Separately, as previously disclosed, the company has repaid $350 million of its accounts receivable securitization programs in July.

        These actions are part of Tyco's previously announced plan to use its strong liquidity position to further strengthen the company's balance sheet, including reducing its off-balance sheet debt, subsidiary debt and convertible debt securities and making contributions to its defined benefit plans. The company expects to retain a cash balance of at least $2 billion after making these outlays. During the third quarter, the company used $1.1 billion of cash to strengthen its balance sheet and these most recent actions to date in the fourth quarter have used $861 million of cash. The company continues to execute this plan, which could result in additional charges.

        Tyco's Electronics segment experienced a 5 percent organic increase in order rates in the month of August and a 9.5 percent increase for the quarter through August, compared to the prior year periods. The company continues to expect Electronics organic revenue growth of 8 - 10 percent in the current quarter.

        The company is confirming its previous EPS guidance of $0.41 to $0.43 for the fourth quarter of 2004 and $1.61 to $1.63 for the full year 2004. This EPS outlook excludes the impact from the restructuring and divestiture programs announced in November 2003 and charges related to early retirement of debt. The company is also confirming its full year guidance for cash flow from operating activities of $5.2 billion and free cash flow of $4.7 billion before voluntary pension contributions.

        EPS excluding charges and cash flow before voluntary pension contributions are non-GAAP measures and are described below.

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

NON-GAAP MEASURES

        "EPS excluding charges," "free cash flow" (FCF) and "organic revenue" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS results excluding restructuring and divestiture charges and charges relating to early retirement of debt to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures, restructurings or debt retirement and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non- GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and an investor to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  construction of the Tyco Global Network (TGN),

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and

  •
  dividends paid

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, construction of the TGN, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management and the Board's discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying table to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue" is an important measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and revenue reclassification. Organic revenue is an important measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying table to this press release for the reconciliation presenting the components of Organic Growth.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the period ended Sept. 30, 2003, Tyco's Current Report on Form 8-K filed on March 10, 2004, and the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2004."

###

QuickLinks

  Exhibit 99.1
TYCO UPDATES ITS ACTIONS TO STRENGTHEN BALANCE SHEET AND ELECTRONICS ORDER ACTIVITY